Exhibit 99.1

Tribune Media Company Stockholders Approve Sinclair Merger

New York, NY (October 19, 2017) – Tribune Media Company (the “Company”) (NYSE: TRCO) announced that at a special meeting held today, the stockholders of the Company voted overwhelmingly to approve the previously announced acquisition of the Company by Sinclair Broadcast Group, Inc. (“Sinclair”).

More than 99 percent of the votes cast by the Company’s Class A common stockholders and Class B common stockholders, voting as a single class, entitled to vote at the special meeting voted to approve the merger, which represents approximately 85 percent of the Company’s Class A common stock and Class B common stock outstanding as of the special meeting record date. The Company will file a Form 8-K later today disclosing the full voting results.

“Today’s vote is an important milestone in the merger process and confirms that Tribune stockholders strongly support this transaction and the value it delivers,” said Peter Kern, Tribune Media’s Chief Executive Officer. “We look forward to continuing our work with Sinclair toward the closing of this deal.”

###

Tribune Media Company (NYSE: TRCO) is home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune Media is comprised of Tribune Broadcasting’s 42 owned or operated local television stations reaching more than 50 million households, national entertainment network WGN America, whose reach is approaching 80 million households, Tribune Studios, and a variety of digital applications and websites commanding 60 million monthly unique visitors online. Tribune Media also includes Chicago’s WGN-AM and the national multicast networks Antenna TV and THIS TV. Additionally, the Company owns and manages a significant number of real estate properties across the U.S. and holds a variety of investments, including a 31% interest in Television Food Network, G.P., which operates Food Network and Cooking Channel. For more information, please visit www.tribunemedia.com.

MEDIA CONTACT:	INVESTOR CONTACT:
Gary Weitman	James Arestia
SVP/Corporate Relations	Director/Investor Relations
312/222-3394	(646) 563-8296
gweitman@tribunemedia.com	jarestia@tribunemedia.com

FORWARD-LOOKING STATEMENTS

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s and Sinclair’s anticipated financial performance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. The Company and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the proxy statement/prospectus and other reports that the Company and Sinclair have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the business combination between the Company and Sinclair and the timing of the closing of the business combination; the risk that a regulatory approval that may be required for the announced acquisition of the Company by Sinclair is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate the Company’s and Sinclair’s operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and other circumstances beyond the Company’s and Sinclair’s control. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see the Company’s and Sinclair’s filings with the SEC, including the proxy statement/prospectus.